WARRANT AGREEMENT


                         Dated as of [_________], 2000


                                by and between


                         DANIELSON HOLDING CORPORATION


                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                               as Warrant Agent

                                          WARRANT AGREEMENT

                                         TABLE OF CONTENTS1

                                                                            PAGE

SECTION 1.  APPOINTMENT OF WARRANT AGENT.....................................1
            ----------------------------

SECTION 2.  REPRESENTATION BY COMMON STOCK CERTIFICATES......................1
            -------------------------------------------

SECTION 3.  DISTRIBUTION OF WARRANTS.........................................1
            ------------------------

SECTION 4.  TERMS OF WARRANTS; EXERCISE OF WARRANTS..........................2
            ---------------------------------------

SECTION 5.  PAYMENT OF TAXES.................................................4
            ----------------

SECTION 6.  RESERVATION OF WARRANT SHARES....................................4
            -----------------------------

SECTION 7.  OBTAINING STOCK EXCHANGE LISTINGS................................5
            ---------------------------------

SECTION 8.  FRACTIONAL INTERESTS.............................................5
            --------------------

SECTION 9.  MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.........5
            --------------------------------------------------------

SECTION 10.  WARRANT AGENT...................................................6
             -------------

SECTION 11.  CHANGE OF WARRANT AGENT.........................................8
             -----------------------

SECTION 12.  NOTICES.........................................................8
             -------

SECTION 13.  SUPPLEMENTS AND AMENDMENTS......................................9
             --------------------------

SECTION 14.  SUCCESSORS.....................................................10
             ----------

SECTION 15.  TERMINATION....................................................10
             -----------

SECTION 16.  GOVERNING LAW; JURISDICTION....................................10
             ---------------------------

SECTION 17.  BENEFITS OF THIS AGREEMENT.....................................10
             --------------------------

SECTION 18.  COUNTERPARTS...................................................10
             ------------

SECTION 19.  FURTHER ASSURANCES.............................................10
             ------------------
-------
1 This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

     WARRANT AGREEMENT dated as of [_________], 2000, between DANIELSON HOLDING CORPORATION, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company proposes to issue certain nontransferable warrants on [_________], 2000 (the "Distribution Date") to the holders of shares of its common stock, par value $.10 per share (the "Common Stock"), such warrants consisting of Series A warrants, Series B warrants and Series C warrants (collectively, the "Warrants"). Each Warrant of a series will entitle a holder to purchase the number of shares of Common Stock specified in the Trigger Notice (as herein defined) applicable to Warrants of that series. Each share of Common Stock issuable upon the exercise of Warrants (the "Warrant Shares"), when issued, shall be accompanied by one Warrant of each series of Warrants for which the Trigger Date (as herein defined) for such series has not yet occurred (each such series of Warrants, an "Unexpired Series");

     WHEREAS, the Warrants will be represented by the certificates for the Company's Common Stock and will not be separately transferable; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment

     SECTION 2. REPRESENTATION BY COMMON STOCK CERTIFICATES. The Warrants will be evidenced by the certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Warrants. The transfer of any certificates representing shares of Common Stock in respect of which Warrants have been issued shall also constitute the transfer of the Warrants associated with such shares of Common Stock. Warrants may not be transferred separately from the underlying share upon which they are issued.

     SECTION 3. DISTRIBUTION OF WARRANTS. On the Distribution Date, Warrants shall be deemed to be issued to all holders of Common Stock as of such date, consisting of one Series A Warrant, one Series B Warrant and one Series C Warrant for each share of Common Stock then outstanding. Warrants of each Unexpired Series shall also be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Distribution Date but prior to the Trigger Date for such series. No new Common Stock will be issued between the Trigger Date (as herein defined) and the Expiration Date (as herein defined) of any series of warrants. Each Warrant Share, when issued, shall be accompanied by one Warrant of each Unexpired Series.

     SECTION 4. TERMS OF WARRANTS; EXERCISE OF WARRANTS. No Warrants of any series shall be exercisable unless notice is given to the holders thereof, by the Company at the Company's sole discretion, that Warrants of such series may be exercised (the date of such notice being referred to as the "Trigger Date"). Such notice (the "Trigger Notice") shall be given by the Company as provided in
Section 12 of this Agreement, shall be accompanied or preceded by a prospectus covering the registration of the Warrant Shares under the Securities Act of 1933, as amended, and shall include (i) the number of Warrant Shares issuable upon exercise of each Warrant of such series, (ii) the price to be paid for each Warrant Share issuable upon exercise of Warrants of such series (the "Exercise Price"), (iii) the expiration date for Warrants of such series (which shall be selected by the Company in its sole discretion, but which shall be a date no less than 14 Business Days after the date of mailing of such Trigger Notice)(the "Expiration Date") and (iv) such other terms and conditions as the Company in its sole discretion may impose. No Trigger Notice may be given by the Company and no Warrants will be exercisable by holders unless the Warrant Shares are registered under the Securities Act of 1933, as amended. From and after the giving of the Trigger Notice with respect to a series of Warrants until the close of business on the Expiration Date set forth therein, each Warrant holder shall have the right, subject to the terms of this Agreement, to exercise the Warrants of that series as of a specified date (the "Effective Date") and receive from the Company the number of fully paid and nonassessable Warrant Shares (together with any Warrants of an Unexpired Series that are issuable in respect of such Warrant Shares) which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares.

     The Exercise Price for each series of Warrants is anticipated to be based on a discount from the market price of the Common Stock prior to the Trigger Date with respect to Warrants of that series.

     Each Warrant of a series not exercised prior to the Expiration Date for that series shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. However, any such non-exercise of a Warrant of a particular series shall not have any effect on a Warrant of any Unexpired Series. Save as expressly provided otherwise in this Agreement, no adjustments as to dividends will be made upon exercise of the Warrants.

     A Warrant may be exercised upon surrender to the Company at the principal corporate trust office of the Warrant Agent referred to in Section 12 (the "Warrant Agent Office") of a form of election to exercise duly filled in and signed, which signature shall be guaranteed by an "eligible guarantor" as defined in the regulations promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), together with the shares of Common Stock evidencing the Warrants to be exercised (the "Tendered Shares") and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for each Warrant Share then exercised. Payment of the aggregate Exercise Price shall be made (i) in United States dollars or (ii) by certified or official bank check payable to the order of the Warrant Agent.

     The Exercise Price for all Warrants which have been exercised and the related Tendered Shares shall be held in escrow in a separate account by the Warrant Agent. Not later than the [______] Business Day following the Expiration Date, the Warrant Agent shall inform the Company and the Company shall issue a press release indicating the number of Warrants which have been exercised and the number of shares of Common Stock to be outstanding after giving effect to such exercises. The Company will request each of its shareholders to provide the Company written notice by the close of business on the [______] Business Day thereafter if, as a result of such exercises, there would be a risk that they would become a "5% Stockholder," as such term is defined in Article Fifth of the Company's Certificate of Incorporation. If any person would be at risk of becoming a 5% Stockholder as a result of such person's exercise of Warrants, the number of Warrants exercised by such person may, at the sole discretion of the Company and its tax counsel, be automatically, and without any further action by such person, reduced to the number of Warrants which would cause such person's ownership of Common Stock to be less than 5% or such number in excess of 5% as the Company and its tax counsel shall determine in their sole discretion. The Company will notify the Warrant Agent of the number of Warrants deemed exercised by each such person. In addition, notwithstanding the other provisions of this Agreement and the Warrants, the Company may limit the exercise of Warrants by pre-existing 5% Stockholders and shall give notice to such holders of such limitation no later than [______] and any Warrants held by such person will be subject to such limitations.

     The Warrant Agent shall hold all Tendered Shares until after the Expiration Date. No sooner than the close of business on the [______] Business Day following the Expiration Date, the Warrant Agent shall promptly return certificates representing the Tendered Shares (and related Unexpired Warrants) to the holders of those shares, pursuant to the written instruction of such holders. Not later than the close of business on the [______] Business Day following the Expiration Date, the Company shall give notice to the Warrant Agent of the shares of Common Stock (and related Unexpired Warrants) to be issued upon exercise of Warrants, the Exercise Price for such Warrants shall be delivered to the Company and the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrant holder, pursuant to the written instruction of such holder, a certificate or certificates for the number of full Warrant Shares (and related Unexpired Warrants) issuable upon the exercise of such Warrants together with cash as provided in Section 8 hereof. Such certificate or certificates shall be deemed to have been issued and the holder thereof shall be deemed to have become a holder of record of such Warrant Shares (and related Unexpired Warrants) as of the Effective Date. The Warrant Agent shall promptly return to the holders the Exercise Price (without interest) for any Warrants which the Company shall have determined may not be exercised, as provided above. In addition, if the Board of Directors of the Company determines at any time that the exercise of Warrants of any series will cause an unreasonable risk of an "ownership change" or an unintentional result on the "ownership change percentage," the Board of Directors may terminate such Warrants, even if a Trigger Notice has been given with respect to such Warrants or if the Effective Date or Expiration Date for such series has occurred, and the Exercise Price for any Warrants of such series which have been received by the Warrant Agent shall be promptly returned to the holders of such Warrants, without interest.

     The holders of any Warrants shall be free to exercise all or any portion of their Warrants. Failure to exercise Warrants of one series shall not affect the Warrants of any unexpired series.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders of the Warrants during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     SECTION 5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon THE EXERCISE OF WARRANTS; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates for Warrant Shares in a name other than that of the registered holder of a Common Stock certificate evidencing Warrants surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Common Stock certificates evidencing the Warrants unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 6. RESERVATION OF WARRANT SHARES. From and after the Trigger Date with respect to any series of Warrants, the Company will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of such Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants of such series.

     The Company will keep a copy of this Agreement on file with the transfer agent (the "Transfer Agent") for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8 hereof.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     SECTION 7. OBTAINING STOCK EXCHANGE LISTINGS. The Company shall also from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq Stock Market National Market or such other principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

     SECTION 8. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of
(i) such fraction of a Warrant Share and (ii) the difference of the current market price of a share of Common Stock over the Exercise Price.

     SECTION 9. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 10. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     (a) The statements contained herein shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Common Stock certificates evidencing the Warrants except as herein otherwise provided.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement to be complied with by the Company.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any Common Stock certificates evidencing the Warrants, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

     (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence or bad faith.

     (f) The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Common Stock certificates evidencing the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

     (g) Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith, provided, that, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrants to make or cause to be made any adjustment of the number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrants or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     SECTION 11. CHANGE OF WARRANT AGENT. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrants, then the registered holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 11, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

     The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

     SECTION 12. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Common Stock certificate evidencing Warrants to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           Danielson Holding Corporation
                           767 Third Avenue
                           New York, New York  10017
                           Attention:  W. James Hall, Esq.

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Attention:  Vincent J. Pisano, Esq.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Common Stock certificate evidencing Warrants to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first- class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York  10005
                           Attention:  Executive Vice President.

     Any notice pursuant to this Agreement to be given by the Company or by the Warrant Agent to the registered holder of any Common Stock certificate evidencing Warrants shall, unless otherwise provided herein, be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 13. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants (a) with respect to a series of Warrants as to which the Trigger Date has not yet occurred, at any time, and (b) with respect to a series of Warrants as to which the Trigger Date has occurred, only in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants.

     SECTION 14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 15. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York, New York time on [______]. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. Notwithstanding anything to the contrary set forth in this Agreement, if the Board of Directors of the Company determines that the exercise of Warrants may create an unreasonable risk of an "ownership change" or an unintentional result on the "ownership change percentage," each as defined in Section [______] of the Internal Revenue Code, the Board of Directors may cause the Company, by notice to the Warrant Agent and by the issuing of a press release, to terminate this Agreement and the Warrants, whether or not the Trigger Date with respect to any such Warrants shall have occurred, shall promptly refund the Exercise Price of any Warrants which shall have been exercised but with respect to which shares of Common Stock shall not have been issued, and the provisions of this Agreement shall promptly terminate, except the Company's obligations to compensate and indemnify the Warrant Agent as provided in Section 10.

     SECTION 16. GOVERNING LAW; JURISDICTION. This Agreement and each Warrant certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Agreement.

     SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the holders of the Warrants.

     SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 19. FURTHER ASSURANCES. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                      DANIELSON HOLDING CORPORATION


                                      BY:
                                           ------------------------------------
                                           Name:
                                           Title:


                                      AMERICAN STOCK TRANSFER
                                        & TRUST COMPANY
                                           as Warrant Agent

                                      BY:
                                           -------------------------------------
                                           Name:
                                           Title: